As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-281185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2676794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, FL 33487 (561) 559-4111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blake Janover Chief Executive Officer and Chairman Janover Inc. 6401 Congress Avenue, Suite 250 Boca Raton, FL 33487 (561) 559-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Ross D. Carmel, Esq. Thiago Spercel, Esq. Mohit Agrawal, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the potential offering, issuance, and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and units; and

●	an “at the market offering” sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $1,585,764 of the registrant’s common stock that may be issued and sold under that certain At the Market Offering Agreement, dated as of August 1, 2024, or the Sales Agreement, we entered into with R.F. Lafferty & Co., Inc. as sales agent (the “Sales Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the “at the market offering” prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement with the Sales Agent, any portion of the $1,585,764 included in the “at the market offering” prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2024

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Janover Inc.

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Shares of our common stock are listed on The Nasdaq Capital Market under the symbol “JNVR”, respectively. The last reported sale price of our common stock on The Nasdaq Capital Market on August 26, 2024 was $0.52 per share.

The aggregate market value of outstanding shares of our common stock held by non-affiliates is $4,757,292, based on 11,182,223 shares of outstanding common stock, of which 5,285,880 shares are held by non-affiliates, and a share price of $0.90 per share, which was the closing sale price of our common stock on The Nasdaq Capital Market on July 10, 2024. In no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the U.S. federal securities laws and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and “Summary – Implications of Being a Smaller Reporting Company”.

We have received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). We have until January 13, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 13, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our common stock will become subject to delisting. See “Risk Factors – We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports incorporated by reference herein and in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information”.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “Janover Inc.,” “Janover,” the “Company,” “we,” “us,” “our” or other similar terms refer to Janover Inc., a Delaware corporation, and our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends impacting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “seek,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “might,” “forecast,” “continue,” or the negative of those terms, and similar expressions and comparable terminology intended to reference future periods. Forward-looking statements include, but are not limited to, statements about:

•	The effect of and uncertainties related the ongoing volatility in interest rates;
•	Our ability to achieve and maintain profitability in the future;
•	The impact on our business of the regulatory environment and complexities with compliance related to such environment;
•	Our ability to respond to general economic conditions;
•	Our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;
•	Our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;
•	The success of our marketing efforts to access additional sales channels and our ability to expand our lender and borrower base;
•	Our ability to grow market share in existing markets or any new markets we may enter;
•	Our ability to develop new products, features and functionality that are competitive and meet market needs;
•	Our ability to realize the benefits of our strategy, including our financial services and platform productivity;
•	Our ability to make accurate credit and pricing decisions or effectively forecast our loss rates;
•	Our ability to establish and maintain an effective system of internal controls over financial reporting;
•	Our ability to maintain the listing of our securities on Nasdaq;
•	Sales of our common stock by us or our stockholders, which may result in increased volatility in our stock price;
•	The outcome of any legal or governmental proceedings that may be instituted against us; and
•	Other factors detailed under the section titled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We provide a technology platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders.  These property lenders include traditional banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other financial institutions looking to deploy capital into commercial mortgages.

We have developed an Artificial Intelligence (“AI”)-enabled, B2B fintech platform that connects commercial borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, chat with our AI, set up their own profile and submit and manage loan requests on their dashboard in a digital experience. Our algorithms automatically match borrowers to their best loan option(s) or to our internal capital markets advisors (inbound sales team) that guide the borrower through the process and connect them with the right loan product and lender. Originators that work at commercial real estate mortgage lenders can log in and use their lender portal to view, sort, and engage with their new matches in real-time and communicate with the borrowers, tracking their loans right through our portal; they can setup the types of deals they are looking for as well. Our capital markets advisors have their own interface that gives them access to targeted loan opportunities, market intelligence, and data empowering them to better assist borrowers in managing their choices, leading to the best possible outcomes for both lenders and borrowers while building trust, all of which enhances our brand.

We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, commercial mortgage-backed securities (“CMBS”) lenders and Small Business Administration (“SBA”) lenders.

Our business model includes earning a transaction fee each time a loan closes with a lender through our platform. We are either paid a share of the revenue from the transaction by the lender and/or receive some fixed sum in an amount we negotiate from the borrower. We are generally paid by the lender or the borrower and are paid by both sometimes. Our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing. We do not make loans or share risk with the lenders, with whom we conduct business with.  With the recent acquisition of Groundbreaker Tech Inc. (“Groundbreaker”) on November 17, 2023, an increasing portion of our total revenue is recurring software subscription revenue. Groundbreaker primarily derives its revenue from software subscription fees, which is recognized over time throughout the term of the customer contract.  Groundbreaker is a specialized software as a service (“SaaS”) platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

The integration of Groundbreaker has gone better than expected over the past six months. This new business line achieved profitability for the first time since the acquisition, in May 2024, as we have optimized Groundbreaker’s operating expenses. Groundbreaker was profitable for the quarter ended June 30, 2024. We expect Groundbreaker to generate operating margins in excess of 40% for third and fourth quarters of 2024 and to be cash flow positive by the end of fiscal 2024.

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024.

Strategy

In 2024, we plan to focus on our growth opportunities which are also the foundations of our competitive advantage. We are focused on executing in the following ways:

1.	Expanding our sales channels beyond search engine optimization and inbound contacts from our websites into new sales channels and strategic and referral partnerships.

2.	Building out our product, enriching it with data and features, while making it easier for lenders to onboard, borrowers to access more options, and our internal capital markets advisors to provide deeper value to both borrowers and lenders. We will continue to enhance our AI capabilities to drive future productivity and growth opportunities. We aim to create a denser network and stickier experience for all stakeholders.

3.	Continue to expand our SMB division, which has more than doubled in each of the last two fiscal years.

4.	Focusing on expanding our core-product suite through merger and acquisitions (“M&A”) opportunities that have similar characteristics to our recent Groundbreaker acquisition. These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem. These M&A candidates will complement our core business by upselling and cross selling both new and existing products. In 2024 we will be focusing our attention to the commercial insurance space as we recently launched our new insurtech subsidiary, Janover Insurance Group Inc.

All of this will be done by continuing to:

1.	Hire high-performing and aligned personnel to help us execute our strategy.

2.	Invest in our platform and technology.

3.	Cultivate a culture of creativity, hard work, innovation, curiosity, and community.

Business Plan

Our business model includes earning a transaction fee each time a loan closes through our platform. We are paid either a share of the revenue from the transaction by the lender, a percentage of the loan amount or at closing by the borrower; or some combination of the two. While we are generally paid by the lender or the borrower, and are paid by both sometimes, as we scale, we expect the burden of payment to be generally borne by the lender. In 2023, our average fee earned per transaction was approximately 1% of the loan amount generally earned at the time of closing.  We do not make loans or share risks associated with making loans.

We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more.

With the recent acquisition of Groundbreaker Tech Inc. (“Groundbreaker”) on November 17, 2023, an increasing portion of our total revenue is recurring software subscription revenue. Groundbreaker primarily derives its revenue from software subscription fees, which is recognized over time throughout the term of the customer contract.  Groundbreaker is a specialized software as a service (“SaaS”) platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors. The integration of Groundbreaker has gone better than expected over the past six months. This new business line achieved profitability for the first time since the acquisition, in May 2024, as we have optimized Groundbreaker’s operating expenses. Groundbreaker was profitable for the quarter ended June 30, 2024. We expect Groundbreaker to generate operating margins in excess of 40% for third and fourth quarters of 2024 and to be cash flow positive by the end of fiscal 2024.

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024. Monthly insurance revenue may exceed Groundbreaker’s monthly revenue by the end of 2024. With the combination of Groundbreaker and Janover Insurance revenue, our annual recurring revenue (“ARR”) increased by 5%.

In fiscal 2024 we will be focusing on expanding our core-product suite through M&A opportunities that have similar characteristics to our recent Groundbreaker acquisition.  These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem.  These M&A candidates will complement our core business by upselling and cross selling both new and existing products.

Our Future

Cultivating Networks

Looking to the future, we believe cultivating and empowering our networks will be a key to our ability to continue to scale as we execute our business plan. We think network effects will help accelerate our growth as we continue to provide deeper value and more connections among the users of our platform. Our marketplace currently benefits from what is traditionally described as indirect network effects, as each node on one side of the network joins, the network becomes more valuable for nodes on the other side of the network, so more of them join, making it more valuable for the nodes on the original side. As we aggregate a robust universe of property owners, developers, and investors on one side, and originators and lenders on the other side, the opportunity is intended to super-charge those networks by linking nodes within each respective network, as well as adding new products to the marketplace that can serve either side of the marketplace.

Lender Network

We do not currently have a lender network. However, we believe that we can leverage aggregated lender demand for loan opportunities and create a robust secondary marketplace for originated loans and loan syndications in which lenders will ultimately be able to transact with each other, creating a network, with a social component, for financial transactions with robust, direct network effects. We believe that there is an opportunity to create one to introduce subscriptions to lenders, giving them enhanced access to our data and market.

Borrower Network

We do not currently have a borrower network, but we think this is the biggest long-term opportunity for us. As we build a portal with thousands of property owners, operators, and developers across the country, we believe we can develop and will be able to unlock the ability for owners to “click to list” their property for sale as well as search other properties that are (and are not) for sale and make offers, transact, and get financing on our platform, ultimately leading to disintermediation of commercial real estate at a massive scale, eviscerating inefficiencies, excess fees, and democratizing the ecosystem. We think that we will be able to embed concierge-level advisory services into these transactions and take a small transaction fee (a fraction of what investment sales professionals charge now) with a more transparent and frictionless transaction.

New Marketplace Products

We anticipate that as we scale our business, we will continue to add new products to our platform which may include small business loans (which we are already experimenting with), property assessed clean energy financing (PACE financing), and ancillary products such as commercial property insurance, valuation, property management, equity capital, a data marketplace, and more.

We believe that as we scale and increase our online presence with thousands of new accounts being set up every month and more data points, we will be able to build AI and machine learning models to create better commercial property underwriting, analytics, and processes for enhanced property valuations, faster originations, more robust distribution, and superior matching outcomes. We aim to simultaneously gather data we can use to become the platform that ultimately disintermediates and digitizes commercial real estate in a winner-take-most scenario, dethroning incumbent commercial mortgage brokers, disrupting non-competitive lenders, and breaking down the closed ecosystems within the industry by sharing our economies of scale with property owners as well as service providers by leveraging collected data to improve everyone’s outcome.

Mergers and Acquisitions

We believe we will have the opportunity to build a comprehensive operating system for commercial real estate, as the formerly fractured market adopts technology. As such, we believe we will have the opportunity to acquire companies in adjacent sub-markets into our ecosystem, allowing them to enjoy the benefits of our infrastructure, customer base, and content marketing and allowing our customers access to a best-in-class suite of commercial real estate products from software for data analytics, to technology for buying and selling commercial property.

In November 2023, we acquired Groundbreaker, which is a specialized software as a SaaS platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

Going forward, we will be focusing on expanding our core-product suite through M&A opportunities that have similar characteristics to our recent Groundbreaker acquisition.  These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem.  These M&A candidates will complement our core business by upselling and cross selling both new and existing products.

Insurtech

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024. Monthly insurance revenue may exceed Groundbreaker’s monthly revenue by the end of 2024.

Competition

We face significant competitive disadvantages due to the proliferation of similarly placed lending platforms, many of which are or may be in a better position to attract more favorable terms from our partners than us. This may place our current and future offerings at a disadvantage and may enable our competitors to offer a superior loan product with improved terms. Many of our current or potential competitors have significantly more resources, such as financial, technical, and marketing resources, than we do and may be able to devote greater resources to the development, promotion, sale, and support of their platforms and distribution channels. Our competitors may also have longer operating histories, lower commercial financing costs or costs of capital, more extensive borrower bases, more diversified products, and borrower bases, operational efficiencies, more versatile or extensive technology platforms, greater brand recognition and brand loyalty, broader borrower and partner relationships, more extensive and/or more diversified loan funding investor bases than we have, and more extensive product and service offerings than we have.

We are currently reliant on a limited set of banks and non-bank lenders which function and operate in a highly consolidated industry subject to defaults in the past due to severe economic downturns in the market conditions and larger macroeconomic swings and interest rate hikes due to cyclical monetary policies of the U.S. Federal Reserve, and other central banks globally. We face competition in areas such as compliance capabilities, commercial financing terms and costs of capital, interest rates and fees (and other financing terms) available to consumers from our lending partners, approval rates, model efficiency, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, borrower experience, brand and reputation, and terms available to our loan funding investor base. Also, we face the risk and challenges of our financing, and lending partners will develop similarly placed lending platforms of their own, rendering our offerings obsolete.

We believe that we are unique in an industry that is dominated by an “old way” of doing things and that our focus is on delivering value to borrowers first, then to our lenders, with our growth being a by-product of that value. We start by providing transparent education in an opaque market and believe our deeply valuable and well-organized content is a material competitive advantage. Instead of focusing on building one website that covers everything, we have multiple websites focused on educating and empowering commercial property owners, operators, and developers (and now small business owners) in very specific categories, sites such as https://multifamily.loans, which is focused solely on multifamily financing, and https://cmbs.loans, which is focused on commercial mortgage-backed securities, or CMBS financing, (a type of commercial mortgage financing involving securitizing pools of commercial property loans). This drill down allows us to provide the deepest amount of educational value on a specific topic, isolate content marketing risks (i.e., if one of our websites loses its ranking it does not affect our network) and build our brand by having it associated with multiple helpful data and information repositories. We believe we have a repeatable formula that we can use to continue to launch commercial property and business financing websites, covering a range of both targeted and broad topics from commercial mortgages to FHA-insured multifamily loans, to continue to grow our presence online. Having such a powerful top-of-funnel demand generation platform is a major factor in our structural cost advantage.

Structural Cost

We believe that as a marketplace that aggregates demand and supply digitally, three primary components that give us a structural cost advantage:

1.	We generate demand digitally and do not need to pay large salaries or commissions to brokers. The incumbent model is for brokers to “elephant hunt” and get paid large commissions to line up big deals. We do not have to do that.

2.	We transact digitally, and with our platform and powerful matching engine, we are able to make internal individual contributors significantly more productive than they can be in a traditional environment.

3.	We can transact within a wider range of geographies, property types, borrower profiles, and loan amounts than our competitors, meaning we do not have to alienate cohorts of borrowers, allowing us to monetize more of what comes through our platform.

We believe our structural cost advantage is not just over incumbents but also over tech competitors as well. Most competitors charge borrowers a fixed 1% fee and then rely on an army of high-commission commercial mortgage brokers to find business and earn big commissions. Those brokers are inherently incentivized to do two things: (1) originate very large loans and, (2) close transactions quickly. Those misalignments leave an entire market of loans under $5 million (and even more fractured, loans under $2 million), totally alienated. It also means that a traditional broker’s incentives (to no fault of their own) are to seek the fastest path to closing, and they may push inferior deals just to get something done or choose to transact only with the few lenders she has a relationship with. We cannot transact with a traditional broker because our borrowers find us through a network of education-centric sites and digital marketing. Taking that and our powerful marketplace into account, we operate at software margins, not commercial mortgage banker margins, and we do not have to maintain a balance sheet or share risk as we scale.

Our Corporate Information

We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://janover.co.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Information Regarding our Capitalization

As of August 26, 2024, we had 11,182,223 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements”.

We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.

On July 16, 2024, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s Minimum Bid Price Requirement. We have until January 13, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 13, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our common stock will become subject to delisting. In the event that we receive notice that our common stock is being delisted, the Nasdaq listing rules permit us to appeal a delisting determination by Nasdaq to a hearings panel.

We intend to continue to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. However, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules. Failure to meet applicable Nasdaq Listing Rules, and any resultant de-listing of our common stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

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Lastly, if we cannot comply with the Nasdaq Listing Rules, our common stock would be subject to delisting and would likely trade on the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. As a result, the market price of our common stock may be depressed, and you may find it more difficult to sell our common stock.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $1,585,764 worth of shares being offered under this prospectus will be sold or the price at which any such shares might be sold, assuming that an aggregate of 1,761,960 shares of our common stock are sold during the term of the ATM Sales Agreement with R.F. Lafferty, in each case, for example, at a price of $0.90 per share, which was the reported sale price of our common stock on the Nasdaq Capital Market on July 10, 2024 (greatest closing stock price over the past 60 days), upon completion of this offering, based on our shares outstanding as of August 26, 2024, we will have an aggregate of 12,944,183 shares of common stock, assuming no exercise or settlement, as the case may be, of our outstanding stock options, restricted stock units and warrants. A substantial majority of the outstanding shares of our common stock are, and all the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of August 26, 2024, there were outstanding (i) options to purchase an aggregate of 421,989 shares of our common stock at a weighted average exercise price of $2.65 per share, (ii) restricted stock units to acquire up to an aggregate of 295,000 shares of our common stock, and (iii) warrants to purchase 70,625 shares of our common stock at an exercise price of $4.40 per share. The shares of our common stock issuable upon exercise or settlement of these options, restricted stock units, and warrants may be immediately eligible for resale in the open market. Such sales, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with our acquisitions, collaborations, or arrangements or in connection with other growth and/or financing efforts.

Moreover, if we issue options, performance stock units, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, performance stock units, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $50,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.

As of August 26, 2024, our authorized capital stock 100,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share, of which 10,000 have been designated Series A Preferred Stock.

As of the date of this prospectus, there were (a) 11,182,223 shares of our common stock are issued and outstanding held by approximately 2,754 holders of record; and (b) 10,000 shares of our Series A Preferred Stock are issued and outstanding, held by Mr. Blake Janover, our Chief Executive Officer and Chairman.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any. As of August 26, 2024, we had 11,182,223 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock. Our Board of Directors has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Series A Preferred Stock

Pursuant to the Series A Certificate of Designation filed with the Secretary of State of Delaware on January 3, 2022, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share.

Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation.

The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of our Series A Preferred Stock would be entitled to receive the initial stated value of our preferred stock.

If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.

As of the date of this prospectus, there were 10,000 shares of Series A Preferred Stock issued and outstanding, all of which are owned by Blake Janover, our Chief Executive Officer and Chairman.

Outstanding Options

As of August 26, 2024, we had 421,989 outstanding options with a weighted average exercise price of $2.65 per share, with a weighted average remaining contractual life of 9.0 years.

Restricted Stock Units

As of August 26, 2024, we had 295,000 outstanding restricted stock units (“RSU”). The 225,000 RSUs that were granted to the Company’s Chief Financial Officer in September 2023 vest over a period of 4 years. The remaining 70,000 RSUs were granted to our independent members of our Board of Directors on July 26, 2024, in accordance with the terms of the individual Director’s agreement, and vest over a period of 2 years.

Warrants

As of August 26, 2024, the Company granted an aggregate of 70,625 warrants to purchase common stock to the underwriters at an exercise price of $4.40 per share, which is equal to 110% of the offering price. The warrants may be exercised beginning on January 25, 2024, until July 24, 2028.

Delaware Anti-Takeover Statutes

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although our Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.

Election of Directors by Plurality of Shares, Vacancies

Our Amended and Restated By-laws provide for the election of directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.

Our Amended and Restated By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations, Stockholder Action

Our Amended and Restated By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Amendments

Our Amended and Restated By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc. The address for Colonial Stock Transfer Company, Inc. is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, and the telephone number is (801) 355-5740.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Janover Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time in an “at the market offering” or other similar offering. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP , New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our independent registered public accounting firm, dbbmckennon, audited our consolidated financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of dbbmckennon, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://janover.co/. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 13, 2024, respectively;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 11, 2024, February 15, 2024, March 28, 2024, May 14, 2024, and July 19, 2024 to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A filed with the SEC on July 19, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Attention: Bruce S. Rosenbloom, Chief Financial Officer

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

 Janover Inc.

PROSPECTUS

August 27, 2024

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2024

PROSPECTUS SUPPLEMENT

(to the Prospectus dated ______, 2024)

Up to $1,585,764

Common Stock

Janover Inc.

We have entered into an “At the Market Offering” Agreement dated July 29, 2024, or the Sales Agreement, with R.F. Lafferty & Co., Inc., or the “Sales Agent,” relating to shares of our common stock, par value $0.00001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,585,764 from time to time through the Sales Agent, acting as sales agent or principal.

Our common stock is listed on The Nasdaq Capital Market under the symbol “JNVR”. On August 26, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.52 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock in the United States or to or through a market maker. The Sales Agent is not required to sell any specific amount of shares of common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of shares of common stock sold pursuant to the Sales Agreement will be an amount equal to 2.5% of the gross proceeds such sales. In connection with the sale of shares of common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the federal securities laws and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts.

The aggregate market value of our outstanding common stock held by non-affiliates is $4,757,292, based on 11,182,223 shares of outstanding common stock, of which 5,285,880 shares are held by non-affiliates, and a share price of $0.90 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on July 10, 2024. In no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, we have not offered any securities during the past twelve months. You are urged to obtain current market quotations of our common stock.

We have received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). We have until January 13, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 13, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our common stock will become subject to delisting. See “Risk Factors – “We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

R.F. Lafferty & Co., Inc.

The date of this prospectus supplement is August [●], 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S- i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC or Commission. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus supplement to the terms “Janover Inc.,” “Janover,” the “Company,” “we,” “us,” “our” or other similar terms refer to Janover Inc., a Delaware corporation, and our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends impacting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “seek,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “might,” “forecast,” “continue,” or the negative of those terms, and similar expressions and comparable terminology intended to reference future periods. Forward-looking statements include, but are not limited to, statements about:

•	The effect of and uncertainties related the ongoing volatility in interest rates;
•	Our ability to achieve and maintain profitability in the future;
•	The impact on our business of the regulatory environment and complexities with compliance related to such environment;
•	Our ability to respond to general economic conditions;
•	Our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;
•	Our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;
•	The success of our marketing efforts to access additional sales channels and our ability to expand our lender and borrower base;
•	Our ability to grow market share in existing markets or any new markets we may enter;
•	Our ability to develop new products, features and functionality that are competitive and meet market needs;
•	Our ability to realize the benefits of our strategy, including our financial services and platform productivity;
•	Our ability to make accurate credit and pricing decisions or effectively forecast our loss rates;
•	Our ability to establish and maintain an effective system of internal controls over financial reporting;
•	Our ability to maintain the listing of our securities on Nasdaq;
•	Sales of our common stock by us or our stockholders, which may result in increased volatility in our stock price;
•	The outcome of any legal or governmental proceedings that may be instituted against us; and
•	Other factors detailed under the section titled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus supplement, including statements under “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

We provide a technology platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders.  These property lenders include traditional banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other financial institutions looking to deploy capital into commercial mortgages.

We have developed an Artificial Intelligence (“AI”)-enabled, B2B fintech platform that connects commercial borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, chat with our AI, set up their own profile and submit and manage loan requests on their dashboard in a digital experience. Our algorithms automatically match borrowers to their best loan option(s) or to our internal capital markets advisors (inbound sales team) that guide the borrower through the process and connect them with the right loan product and lender. Originators that work at commercial real estate mortgage lenders can log in and use their lender portal to view, sort, and engage with their new matches in real-time and communicate with the borrowers, tracking their loans right through our portal; they can setup the types of deals they are looking for as well. Our capital markets advisors have their own interface that gives them access to targeted loan opportunities, market intelligence, and data empowering them to better assist borrowers in managing their choices, leading to the best possible outcomes for both lenders and borrowers while building trust, all of which enhances our brand.

We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, commercial mortgage-backed securities (“CMBS”) lenders and Small Business Administration (“SBA”) lenders.

Our business model includes earning a transaction fee each time a loan closes with a lender through our platform. We are either paid a share of the revenue from the transaction by the lender and/or receive some fixed sum in an amount we negotiate from the borrower. We are generally paid by the lender or the borrower and are paid by both sometimes. Our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing. We do not make loans or share risk with the lenders, with whom we conduct business with.  With the recent acquisition of Groundbreaker Tech Inc. (“Groundbreaker”) on November 17, 2023, an increasing portion of our total revenue is recurring software subscription revenue. Groundbreaker primarily derives its revenue from software subscription fees, which is recognized over time throughout the term of the customer contract.  Groundbreaker is a specialized software as a service (“SaaS”) platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

The integration of Groundbreaker has gone better than expected over the past six months. This new business line achieved profitability for the first time since the acquisition, in May 2024, as we have optimized Groundbreaker’s operating expenses. We expect Groundbreaker to be profitable for the quarter ended June 30, 2024. We expect Groundbreaker to generate operating margins in excess of 40% for third and fourth quarters of 2024 and to be cash flow positive by the end of fiscal 2024.

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024.

Strategy

In 2024, we plan to focus on our growth opportunities which are also the foundations of our competitive advantage. We are focused on executing in the following ways:

1.	Expanding our sales channels beyond search engine optimization and inbound contacts from our websites into new sales channels and strategic and referral partnerships.

2.	Building out our product, enriching it with data and features, while making it easier for lenders to onboard, borrowers to access more options, and our internal capital markets advisors to provide deeper value to both borrowers and lenders. We will continue to enhance our AI capabilities to drive future productivity and growth opportunities. We aim to create a denser network and stickier experience for all stakeholders.

3.	Continue to expand our SMB division, which has more than doubled in each of the last two fiscal years.

4.	Focusing on expanding our core-product suite through merger and acquisitions (“M&A”) opportunities that have similar characteristics to our recent Groundbreaker acquisition. These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem. These M&A candidates will complement our core business by upselling and cross selling both new and existing products. In 2024 we will be focusing our attention to the commercial insurance space as we recently launched our new insurtech subsidiary, Janover Insurance Group Inc.

All of this will be done by continuing to:

1.	Hire high-performing and aligned personnel to help us execute our strategy.

2.	Invest in our platform and technology.

3.	Cultivate a culture of creativity, hard work, innovation, curiosity, and community.

Business Plan

Our business model includes earning a transaction fee each time a loan closes through our platform. We are paid either a share of the revenue from the transaction by the lender, a percentage of the loan amount or at closing by the borrower; or some combination of the two. While we are generally paid by the lender or the borrower, and are paid by both sometimes, as we scale, we expect the burden of payment to be generally borne by the lender. In 2023, our average fee earned per transaction was approximately 1% of the loan amount generally earned at the time of closing.  We do not make loans or share risks associated with making loans.

We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more.

With the recent acquisition of Groundbreaker Tech Inc. (“Groundbreaker”) on November 17, 2023, an increasing portion of our total revenue is recurring software subscription revenue. Groundbreaker primarily derives its revenue from software subscription fees, which is recognized over time throughout the term of the customer contract.  Groundbreaker is a specialized software as a service (“SaaS”) platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors. The integration of Groundbreaker has gone better than expected over the past six months. This new business line achieved profitability for the first time since the acquisition, in May 2024, as we have optimized Groundbreaker’s operating expenses. Groundbreaker was profitable for the quarter ended June 30, 2024. We expect Groundbreaker to generate operating margins in excess of 40% for third and fourth quarters of 2024 and to be cash flow positive by the end of fiscal 2024.

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024. Monthly insurance revenue may exceed Groundbreaker’s monthly revenue by the end of 2024. With the combination of Groundbreaker and Janover Insurance revenue, our annual recurring revenue (“ARR”) increased by 5%.

In fiscal 2024 we will be focusing on expanding our core-product suite through M&A opportunities that have similar characteristics to our recent Groundbreaker acquisition.  These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem.  These M&A candidates will complement our core business by upselling and cross selling both new and existing products.

Our Future

Cultivating Networks

Looking to the future, we believe cultivating and empowering our networks will be a key to our ability to continue to scale as we execute our business plan. We think network effects will help accelerate our growth as we continue to provide deeper value and more connections among the users of our platform. Our marketplace currently benefits from what is traditionally described as indirect network effects, as each node on one side of the network joins, the network becomes more valuable for nodes on the other side of the network, so more of them join, making it more valuable for the nodes on the original side. As we aggregate a robust universe of property owners, developers, and investors on one side, and originators and lenders on the other side, the opportunity is intended to super-charge those networks by linking nodes within each respective network, as well as adding new products to the marketplace that can serve either side of the marketplace.

Lender Network

We do not currently have a lender network. However, we believe that we can leverage aggregated lender demand for loan opportunities and create a robust secondary marketplace for originated loans and loan syndications in which lenders will ultimately be able to transact with each other, creating a network, with a social component, for financial transactions with robust, direct network effects. We believe that there is an opportunity to create one to introduce subscriptions to lenders, giving them enhanced access to our data and market.

Borrower Network

We do not currently have a borrower network, but we think this is the biggest long-term opportunity for us. As we build a portal with thousands of property owners, operators, and developers across the country, we believe we can develop and will be able to unlock the ability for owners to “click to list” their property for sale as well as search other properties that are (and are not) for sale and make offers, transact, and get financing on our platform, ultimately leading to disintermediation of commercial real estate at a massive scale, eviscerating inefficiencies, excess fees, and democratizing the ecosystem. We think that we will be able to embed concierge-level advisory services into these transactions and take a small transaction fee (a fraction of what investment sales professionals charge now) with a more transparent and frictionless transaction.

New Marketplace Products

We anticipate that as we scale our business, we will continue to add new products to our platform which may include small business loans (which we are already experimenting with), property assessed clean energy financing (PACE financing), and ancillary products such as commercial property insurance, valuation, property management, equity capital, a data marketplace, and more.

We believe that as we scale and increase our online presence with thousands of new accounts being set up every month and more data points, we will be able to build AI and machine learning models to create better commercial property underwriting, analytics, and processes for enhanced property valuations, faster originations, more robust distribution, and superior matching outcomes. We aim to simultaneously gather data we can use to become the platform that ultimately disintermediates and digitizes commercial real estate in a winner-take-most scenario, dethroning incumbent commercial mortgage brokers, disrupting non-competitive lenders, and breaking down the closed ecosystems within the industry by sharing our economies of scale with property owners as well as service providers by leveraging collected data to improve everyone’s outcome.

Mergers and Acquisitions

We believe we will have the opportunity to build a comprehensive operating system for commercial real estate, as the formerly fractured market adopts technology. As such, we believe we will have the opportunity to acquire companies in adjacent sub-markets into our ecosystem, allowing them to enjoy the benefits of our infrastructure, customer base, and content marketing and allowing our customers access to a best-in-class suite of commercial real estate products from software for data analytics, to technology for buying and selling commercial property.

In November 2023, we acquired Groundbreaker, which is a specialized software as a SaaS platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

Going forward, we will be focusing on expanding our core-product suite through M&A opportunities that have similar characteristics to our recent Groundbreaker acquisition.  These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem.  These M&A candidates will complement our core business by upselling and cross selling both new and existing products.

Insurtech

On November 27, 2023, the Company formed a wholly owned insurtech subsidiary, Janover Insurance Group Inc., a Delaware corporation. With the new subsidiary, the Company aims to transform the landscape of commercial property insurance through the application of generative AI and its unique access to data on the commercial property market. The company has also initiated an insurance partnership to help maximize our efforts as we attain our licensure. The Company has received licensing in certain states and is pursuing licensure in various additional states. As of June 30, 2024, Janover Insurance Group received its first insurance commission fee for approximately $16,000. This represents approximately 66% of Groundbreaker’s total monthly revenue. We are excited about this insurance opportunity, as we expect insurance revenues to grow significantly in 2024. Monthly insurance revenue may exceed Groundbreaker’s monthly revenue by the end of 2024.

Competition

We face significant competitive disadvantages due to the proliferation of similarly placed lending platforms, many of which are or may be in a better position to attract more favorable terms from our partners than us. This may place our current and future offerings at a disadvantage and may enable our competitors to offer a superior loan product with improved terms. Many of our current or potential competitors have significantly more resources, such as financial, technical, and marketing resources, than we do and may be able to devote greater resources to the development, promotion, sale, and support of their platforms and distribution channels. Our competitors may also have longer operating histories, lower commercial financing costs or costs of capital, more extensive borrower bases, more diversified products, and borrower bases, operational efficiencies, more versatile or extensive technology platforms, greater brand recognition and brand loyalty, broader borrower and partner relationships, more extensive and/or more diversified loan funding investor bases than we have, and more extensive product and service offerings than we have.

We are currently reliant on a limited set of banks and non-bank lenders which function and operate in a highly consolidated industry subject to defaults in the past due to severe economic downturns in the market conditions and larger macroeconomic swings and interest rate hikes due to cyclical monetary policies of the U.S. Federal Reserve, and other central banks globally. We face competition in areas such as compliance capabilities, commercial financing terms and costs of capital, interest rates and fees (and other financing terms) available to consumers from our lending partners, approval rates, model efficiency, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, borrower experience, brand and reputation, and terms available to our loan funding investor base. Also, we face the risk and challenges of our financing, and lending partners will develop similarly placed lending platforms of their own, rendering our offerings obsolete.

We believe that we are unique in an industry that is dominated by an “old way” of doing things and that our focus is on delivering value to borrowers first, then to our lenders, with our growth being a by-product of that value. We start by providing transparent education in an opaque market and believe our deeply valuable and well-organized content is a material competitive advantage. Instead of focusing on building one website that covers everything, we have multiple websites focused on educating and empowering commercial property owners, operators, and developers (and now small business owners) in very specific categories, sites such as https://multifamily.loans, which is focused solely on multifamily financing, and https://cmbs.loans, which is focused on commercial mortgage-backed securities, or CMBS financing, (a type of commercial mortgage financing involving securitizing pools of commercial property loans). This drill down allows us to provide the deepest amount of educational value on a specific topic, isolate content marketing risks (i.e., if one of our websites loses its ranking it does not affect our network) and build our brand by having it associated with multiple helpful data and information repositories. We believe we have a repeatable formula that we can use to continue to launch commercial property and business financing websites, covering a range of both targeted and broad topics from commercial mortgages to FHA-insured multifamily loans, to continue to grow our presence online. Having such a powerful top-of-funnel demand generation platform is a major factor in our structural cost advantage.

Structural Cost

We believe that as a marketplace that aggregates demand and supply digitally, three primary components that give us a structural cost advantage:

1.	We generate demand digitally and do not need to pay large salaries or commissions to brokers. The incumbent model is for brokers to “elephant hunt” and get paid large commissions to line up big deals. We do not have to do that.

2.	We transact digitally, and with our platform and powerful matching engine, we are able to make internal individual contributors significantly more productive than they can be in a traditional environment.

3.	We can transact within a wider range of geographies, property types, borrower profiles, and loan amounts than our competitors, meaning we do not have to alienate cohorts of borrowers, allowing us to monetize more of what comes through our platform.

We believe our structural cost advantage is not just over incumbents but also over tech competitors as well. Most competitors charge borrowers a fixed 1% fee and then rely on an army of high-commission commercial mortgage brokers to find business and earn big commissions. Those brokers are inherently incentivized to do two things: (1) originate very large loans and, (2) close transactions quickly. Those misalignments leave an entire market of loans under $5 million (and even more fractured, loans under $2 million), totally alienated. It also means that a traditional broker’s incentives (to no fault of their own) are to seek the fastest path to closing, and they may push inferior deals just to get something done or choose to transact only with the few lenders she has a relationship with. We cannot transact with a traditional broker because our borrowers find us through a network of education-centric sites and digital marketing. Taking that and our powerful marketplace into account, we operate at software margins, not commercial mortgage banker margins, and we do not have to maintain a balance sheet or share risk as we scale.

Our Corporate Information

We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://janover.co.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

Information Regarding our Capitalization

As of August 26, 2024, we had 11,182,223 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus supplement does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $1,585,764.

Common stock to be outstanding after this offering	Up to 12,944,183 shares (as more fully described in the notes following this table), assuming sales of 1,761,960 shares of our common stock in this offering at an offering price of $0.90 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on July 10, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, or any other existing trading market for our common stock in the United States or to or through a market maker, through the Sales Agent. See “Plan of Distribution”.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds”.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-11 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Capital Market symbol for its common stock	“JNVR”

The number of shares of our common stock to be outstanding after this offering is based on 11,182,223 shares of our common stock outstanding as of the date of this prospectus supplement. Unless specifically stated otherwise, the information in this prospectus supplement is as of August 26, 2024 and excludes:

●	421,989 outstanding stock options with a weighted average exercise price of $2.65 per share;
●	295,000 of our restricted stock units (“RSU”), granted to the Company’s Chief Financial Officer and our independent members of our Board of Directors;
●	70,625 warrants to purchase common stock to the underwriters at an exercise price of $4.40 per share; and
●	729,355 shares of our common stock reserved for future issuance under our 2021 and 2023 Equity Incentive Plans combined (“ Equity Plans”), as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our Equity Plans.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, including from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to our Financial Condition and Business

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our prospects.

The Company was originally formed as a limited liability company in the State of Florida in 2018 and was converted into a corporation in the State of Delaware on March 9, 2021. Accordingly, the Company has a limited history upon which an evaluation of its performance and prospects can be made. There can be no assurance that we will ever operate profitably. Our current and proposed operations are subject to all the business risks associated with new enterprises. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so.

 We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time.

We have grown rapidly over the last three years, and our recent revenue growth rate and financial performance may not be indicative of our future performance. You should not rely on our revenue for any previous quarterly or annual period as an indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates may slow, or our revenue may decline, in future periods for a number of reasons, which may include slowing demand for our platform offerings and services, increasing competition, a decrease in the growth of our overall credit market, increasing regulatory costs and challenges and our failure to capitalize on growth opportunities. Further, we believe our growth over the last several years has been driven in large part by our platform, lender partnerships and current lack of competitors with a similar business model. Future incremental improvements in the financial capabilities of lenders, primarily our partners, may impact this substantially, and such developments may lead to varying levels of growth from past periods. As a result of these factors, our revenue growth rates may slow, and our financial performance may be adversely affected.

A majority of our revenue is derived from transaction fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

We historically have earned principally all of our revenue from success fees when transactions close on our platform or through a match we curated. We expect that we will continue to rely heavily on revenue from these sources for substantially all of our revenue for the foreseeable future. A decline in the number of transactions completed or in the value of the commercial real estate we finance could significantly decrease our revenues, which would adversely affect our business, financial condition and results of operations.

We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our stock price, business, results of operations, and financial condition.

We track certain operational metrics, including metrics such as Monthly Unique Users (MUUs), which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which we rely. Our internal systems and tools are subject to a number of limitations, and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. If the internal systems and tools we use to track these metrics undercount or overcount or contain algorithmic or other technical errors, the data we report may not be accurate. While these numbers are based on what we believe to be reasonable estimates of our metrics for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. For example, the number of MUUs on our platform is based on activity associated with a unique device identifier during a certain time period. Certain individuals may have more than one device and therefore may be counted more than once in our count of Monthly Unique Users. Limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operational metrics are not accurate representations of our business, if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation may be significantly harmed, our stock price could decline, we may be subject to stockholder litigation, and our business, financial results and results of operations could be adversely affected.

Our growth plan may include completing acquisitions, which may or may not happen depending on the acquisition opportunities that are available in the marketplace.

Our ability to grow by acquiring companies or assets and by making investments to complement our existing businesses will depend upon the availability of suitable acquisition candidates. If we are unable to find suitable acquisition candidates, if we are unable to attract the interest of such candidates, or if we are unable to successfully negotiate and complete such acquisitions, that could limit our ability to grow.

In November 2023, we acquired Groundbreaker, which is a specialized software as a SaaS platform designed to simplify capital fundraising and investment administration in the commercial real estate industry. By offering an intuitive portal at www.groundbreaker.co, it enables real estate professionals to efficiently manage equity capital, investor relations, and document sharing, fostering a seamless and professional investment experience. The platform also facilitates secure financial transactions and offers robust customer relationship management tools, aiming to enhance transparency and engagement between property developers and investors.

In fiscal 2024 we will be focusing on expanding our core-product suite through M&A opportunities that have similar characteristics to our recent Groundbreaker acquisition.  These characteristics include but are not limited to: predictable recurring revenue, high gross margins, cash flow or approaching cash flow positive, and a product line that will fit into our commercial real estate funnel and ecosystem.  These M&A candidates will complement our core business by upselling and cross selling both new and existing products.  We will be focusing our attention to the commercial insurance space as we recently launched our new insurtech subsidiary, Janover Insurance Group Inc. in January 2024.

We may be unable to make acquisitions and investments, successfully integrate acquired companies into our business, or our acquisitions and investments may not meet our expectations, any of which could adversely affect our business, financial condition, and results of operations.

We may in the future acquire or invest in businesses, offerings, technologies, or talent that we believe could complement or expand our existing product offerings, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of future potential acquisitions and investments may divert the attention of management and cause us to incur significant expenses related to identifying, investigating, and pursuing suitable acquisitions and investments, whether or not they are consummated. Furthermore, even if we successfully acquire or invest in additional businesses or technologies, we may not achieve the anticipated benefits or synergies due to a number of factors, including, without limitation:

●	unanticipated costs or liabilities associated with the acquisition, including claims related to the acquired company, its product offerings, or technology;

●	the incurrence of acquisition-related or investment-related expenses, which would be recognized as a current period expense;

●	inability to generate sufficient revenue to offset acquisition or investment costs;

●	inability to maintain relationships with customers and partners of the acquired business;

●	challenges maintaining quality and security standards consistent with our brand;

●	inability to identify security vulnerabilities in acquired technology;

●	inability to achieve anticipated synergies or unanticipated difficulty with integration into our corporate culture;

●	the need to integrate or implement additional controls, procedures, and policies;

●	challenges caused by distance and cultural differences;

●	harm to our existing business relationships with business partners as a result of the acquisition or investment;

●	potential loss of key employees;

●	use of resources that are needed in other parts of our business and diversion of management and employee resources;

●	unanticipated complexity in accounting requirements;

●	use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition;

●	disputes that may arise out of earn-outs, escrows, and other arrangements related to an acquisition of a company.

Acquisitions also increase the risk of unforeseen legal liability, including for potential violations of applicable law or industry rules and regulations, arising from prior or ongoing acts or omissions by the acquired businesses that are not discovered by due diligence during the acquisition process.

We may have to pay cash, incur additional debt, or issue equity to pay for any future acquisitions or investments, each of which could adversely affect our financial condition. The sale of equity to finance any future acquisitions or investments could result in dilution to our stockholders. The incurrence of additional indebtedness would result in increased fixed obligations and could also include additional covenants or other restrictions that would impede our ability to manage our operations. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

We are subject to concentration risk.

For the three months ended June 30, 2024, two lenders accounted for 25% of the Company’s revenues and for the six months ended June 30, 2024, six lenders accounted for 38% of the Company’s revenues, and for the three and six months ended June 30, 2023, two lenders accounted for 38% of the Company’s revenues. For the year ended December 31, 2023, two lenders accounted for 39% of the Company’s revenues and for the year ended December 31, 2022, one customer accounted for 35% of the Company’s revenues. The Company may be negatively affected by the loss of one of these customers.

We may need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our products. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate products, programs, commercial efforts, or sales efforts.

We may need to finance future cash needs through public or private equity offerings, debt financings, or strategic collaboration and licensing or royalty arrangements. Our stockholders may consequently experience additional dilution, and debt financing, if available, and such financings may involve restrictive covenants and/or high interest rates. Regarding accessing additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, processes, and technologies or to grant licenses on terms not necessarily favorable to us. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs, or curtail some of our commercialization efforts. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

Our success depends largely upon the continued high performance of our executive team and other employees. We rely on our executive team for leadership in critical areas of our business, including product development, engineering, marketing, security, business development, and general and administrative functions. The loss of one or more of our executives or key employees would have an adverse effect on our business. From time to time, there may be changes in executives due to hiring or departures, which could disrupt our business. We do not have employment agreements with executives or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment at any time.

For example, we depend on our senior management, including Blake Janover, our Founder and Chief Executive Officer and Bruce Rosenbloom, Chief Financial Officer. If we lose the services of one or more of our senior management and other key personnel, we may not be able to successfully manage our business, meet competitive challenges or achieve our growth objectives. Further, to the extent that our business grows, we will need to attract and retain additional qualified management personnel in a timely manner, and we may not be able to do so. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel in all areas of our organization.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and may divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

The concentration of sales among our top employees could lead to losses if we are unable to retain them.

Our most successful advisors are responsible for assisting borrowers that correlate with a significant percentage of our revenues. They also serve as mentors and role models, and provide invaluable training for newer professionals, which is an integral part of our culture. This concentration among our top professionals can lead to a greater and more concentrated risk of loss if we are unable to retain them and could have a material adverse impact on our business and financial condition.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board, Chief Executive Officer, Blake Janover. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition.

We face stiff competition for qualified personnel and if we fail to attract new personnel or fail to retain and motivate our current personnel, our business, financial condition, and results of operations could be materially and adversely affected.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for qualified personnel is intense, especially for engineers experienced in designing and developing online and mobile products. We have experienced and we expect to continue to experience difficulty in hiring and retaining employees with appropriate qualifications. To attract and retain top talent, we have had to offer, and we believe we will need to continue to offer competitive compensation and benefits packages. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely our business will suffer.

We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements.

We continue to control a majority of the voting power of our outstanding voting stock, and as a result, we can be a “controlled company” within the meaning of the corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	a majority of the board of directors consists of independent directors,

●	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities,

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and

●	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

Although we do not currently intend to avail ourselves of this exemption, these requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Risks Related to Our Intellectual Property and Platform Development

We are reliant on one main type of service and some of our products are still in the prototype phase and might never be operational products.

All of our current services are variants of one type of service, providing a platform for commercial mortgage financing. Although we are testing additional products, our revenues are therefore dependent upon the market for commercial mortgage financing.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

If we are unable to maintain the quality of our products, expand our product offerings or continue technological innovation and improvements, our prospects for future growth may be harmed.

We believe our success depends on users’ finding our product offerings to be of value to them. Our ability to attract and engage users depends, in part, on our ability to successfully expand our product offerings and editorial articles. To penetrate new verticals, we will need to develop a deep understanding of those new markets and the associated business challenges faced by participants in them. Developing this level of understanding may require substantial investments of time and resources, and we may not be successful. In addition to the need for substantial resources, government regulation could limit our ability to introduce new product offerings. If we fail to penetrate new verticals successfully, our revenue may grow at a slower rate than we anticipate, and our business, financial condition and results of operations could be materially adversely affected. We must also continue to innovate and improve our technology and product offerings to continue future growth and successfully compete with other companies in our markets, or our brand and future growth could be materially adversely affected.

In addition, the market for financial services products is rapidly evolving, fragmented and highly competitive. Competition in this market has intensified, and we expect this trend to continue as the list of financial services providers grows. There are many established and emerging technology-centric financial services providers providing a multitude of products to borrowers across all financial verticals. If we fail to successfully anticipate and identify new trends, products and emerging financial services providers, and provide up-to-date educational content, tools and other relevant resources timely, our ability to engage borrowers and financial services providers may suffer, which would harm our business, financial condition, and results of operations.

We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

We have made substantial investments to develop new product offerings and technologies, including our data infrastructure and our matching engine, and we intend to continue investing significant resources in developing new technologies, tools, features, services, products, and product offerings. We expect to increase our investments in these new initiatives in the near term, which may result in lower margins. We also expect to spend substantial amounts as we seek to grow the verticals in which we operate our platform and increase our scale, and expand our offerings to additional geographic markets. If we do not spend our development budget efficiently or effectively on commercially successful and innovative technologies, we may not realize the expected benefits of our strategy. Our new initiatives also have a high degree of risk, as each involves strategies, technologies, and regulatory requirements with which we have limited or no prior development or operating experience. There can be no assurance that demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. It is also possible that product offerings developed by others will render our product offerings non-competitive or obsolete. Further, our development efforts for new product offerings and technologies could distract management from current operations and will divert capital and other resources from our more established product offerings and technologies. Even if we are successful in developing new product offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing new product offerings or technologies. If we do not realize the expected benefits of our investments, our business, financial condition and operating results may be harmed.

Our new product could fail to achieve the sales projections we expected.

Our growth projections assume that with an increased advertising and marketing budget, our products will be able to gain traction in the marketplace at a faster rate than our current products. Our new products may fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

We use generative artificial intelligence, including in certain of our products and services, which may result in operational challenges, legal liability and reputational concerns that could adversely affect our business and results of operations.

We deploy generative AI into certain of our products and services, which may result in adverse effects to our operations, legal liability, reputation and competitive risks. The use of generative AI may lead to challenges, concerns and risks that are significant or that we may not be able to predict, especially if our use of these technologies in our products and services becomes more important to our operations over time.

Generative AI in our products and services may be difficult to deploy successfully due to operational issues inherent to the nature of such technologies. For example, AI algorithms use machine learning and predictive analytics which may be insufficient or of poor quality and reflect inherent biases and could lead to flawed, biased, and inaccurate results. In addition, generative AI may create content that appears correct but is factually inaccurate or flawed, or contains copyrighted or other protected material, and if our customers or others use this flawed content to their detriment, we may be exposed to brand or reputational harm, competitive harm, and/or legal liability. For example, deficient or inaccurate recommendations, summaries, or analyses that generative AI features assist in producing could lead to customer rejection, or scepticism of our products, affect our reputation or brand, and negatively affect our financial results. Further, unauthorized use or misuse of generative AI by our employees or others may result in disclosure of confidential company and customer data, reputational harm, privacy law violations and legal liability. Generative AI is also the subject of a quickly evolving legal and regulatory environment, and new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications related to our use of generative AI could cause us to divert resources towards compliance and adversely affect our business, reputation, or financial results. Our use of generative AI may also lead to novel and urgent cybersecurity risks, including the misuse of personal data, which may adversely affect our operations and reputation.

The development and commercialization of our products are highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies, some publicly listed like us, in the United States. Many of our competitors have significantly greater financial, technical, and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors or disruptors, particularly through collaborative arrangements with large and established companies and/or some of our competitors. Accordingly, our competitors may commercialize products more rapidly or effectively than we can, which would adversely affect our competitive position, the likelihood that our products and services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer preferences may result in the need for our products to change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations. In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions.

Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

We rely on the data provided to us by users and third parties to operate and improve our product offerings, and if we are unable to maintain and grow the use of such data, we may be unable to provide users with a platform experience that is relevant and effective, which would harm our business, financial condition, and results of operations.

We analyze first-party data from users and may leverage third-party data from aggregators to understand our users’ unique financial situations. The large amount of information we use in operating and improving our platform is critical to the experience we provide for our users. If we are unable to maintain, grow and efficiently handle the data provided to us, the value that we provide to borrowers and the quality of matches with financial services partners may be limited. In addition, if we do not maintain the quality, accuracy and timeliness of this information, user experience may suffer, which would harm our business, financial condition, and results of operations.

We depend on relationships with our financial services partners (we refer to such service partners as “Lenders”), and any adverse changes in their financial strength, tightening of their underwriting standards or adverse changes to their online marketing strategy would adversely affect our business, financial condition, and results of operations.

Our success depends on the financial strength and underwriting standards of financial service partners on our platform, specifically Lenders. If our financial services partners experience financial difficulties, they may cease participating on our platform or tighten underwriting standards, which would result in fewer opportunities for us to earn fees from matching borrowers with them. In times of financial difficulty, financial services providers may also fail to pay fees when due or drop the quality of their services to borrowers. Our partners could also change their online marketing strategies or implement cost-reduction initiatives that decrease spending through our platform. The occurrence of one or more of these events, alone or in combination, with a significant number of financial services partners, could harm our business, financial condition, and results of operations.

We depend on relationships with our lenders, and any adverse changes in these relationships could adversely affect our business, financial condition, and results of operations.

Our success depends in significant part on the financial strength of lenders, insurers and lead purchasers participating on our marketplaces and continuing relationships with such lenders. Lenders could, for any reason, experience financial difficulties and cease participating on our marketplaces, fail to pay match and/or closing fees when due and/or drop the quality of their services to borrowers. We could also have commercial or other disputes with such Lenders from time to time. The occurrence of one or more of these events with a significant number of Lenders could, alone or in combination, have a material and adverse effect on our business, financial condition and results of operations.

Our financial performance is dependent on our ability to successfully refer users to lenders and other financial service partners, and these partners are not precluded from offering products and services outside of our platform.

Our ability to earn revenue is dependent on referring users of our site to our financial services partners and our users seeking to transact with such partners. Borrowers or lenders may attempt to circumvent us, which would adversely affect our ability to earn revenue.

Lenders on our marketplaces may not provide competitive levels of service to borrowers, which could materially and adversely affect our brands and businesses and their ability to attract borrowers.

The ability of our businesses to provide borrowers with a high-quality experience depends, in part, on borrowers receiving competitive levels of convenience, customer service, price and responsiveness from Lenders participating in our other marketplaces with whom they are matched. If these providers do not provide borrowers with competitive levels of convenience, customer service, price and responsiveness, the value of our various brands may be harmed, the ability of our businesses to attract borrowers to our websites may be limited and the number of borrowers matched through our marketplaces may decline, which could have a material and adverse effect on our business, financial condition and results of operations.

We compete in a highly competitive and rapidly evolving market with several other companies, and we face the possibility of new entrants disrupting our market over time.

We currently compete with several companies that market commercial real estate financing services online, as well as with more traditional sources of financial information, and with financial institutions offering their products directly, and we expect that competition will intensify. Our competitors include companies such as Marcus & Millichap, Meridian Capital Group, Eastern Union Funding, Lev, and others. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position, including by making strategic acquisitions. In addition, we also face the possibility of new competitors.

If borrowers do not find value in our platform or do not like the user experience on our platform, the number of matches on our platform may decline and would harm our business, financial condition, and results of operations.

We believe that the growth of our business and revenue depends upon our ability to engage our existing users and to add new users in our current as well as new markets. If we lose users or user engagement diminishes, our business and financial condition will be negatively impacted. If we fail to remain competitive on customer experience, editorial articles and product offerings, our ability to grow our business may also be adversely affected.

General economic conditions and commercial real estate market conditions have had and may in the future negatively impact our business.

We may be negatively impacted by periods of economic downturns, recessions, and disruptions in the capital markets, credit and liquidity issues in the capital markets, including international, national, regional and local markets, tax and regulatory changes and corresponding declines in the demand for commercial real estate investment and related services. Historically, commercial real estate markets and, in particular, the U.S. commercial real estate market, have tended to be cyclical and related to the flow of capital to the sector, the condition of the economy as a whole and the perceptions and confidence of market participants to the economic outlook. Cycles in the real estate markets may lead to similar cycles in our earnings and significant volatility in our stock price. Further real estate markets may “lag” behind the broader economy such that even when underlying economic fundamentals improve in a given market, additional time may be required for these improvements to translate into strength in the real estate markets. The “lag” may be exacerbated when banks delay their resolution of commercial real estate assets whose values are less than their associated loans.

Negative economic conditions, changes in interest rates, credit and the availability of capital, debt or equity, debt and/or equity disruptions in capital markets, uncertainty of the tax and regulatory environment or declines in the demand for commercial real estate investment and related services in international and domestic markets or in significant markets in which we do business, have had and could have in the future a material adverse effect on our business, results of operations and/or financial condition. In particular, the commercial real estate market is directly impacted by (i) the lack of debt and/or equity financing for commercial real estate transactions, (ii) increased interest rates and changes in monetary policies by the U.S. Federal Reserve, (iii) changes in the perception that commercial real estate is an accepted asset class for portfolio diversification, (iv) changes in tax policy affecting the attractiveness of real estate as an investment choice, (v) changes in regulatory policy impacting real estate development opportunities and capital markets, (vi) slowdowns in economic activity that could cause residential and commercial tenant demand to decline, and (vii) declines in the regional or local demand for commercial real estate, or significant disruptions in other segments of the real estate markets could adversely affect our results of operations. Any of the foregoing would adversely affect the operation and income of commercial real estate properties.

These and other types of events could lead to a decline in transaction activity as well as a decrease in property values which, in turn, would likely lead to a reduction in financing fees relating to such transactions. These effects would likely cause us to realize lower revenues. Such declines in transaction activity and value would likely also significantly reduce our financing activities and revenues.

Fiscal uncertainty, significant changes and volatility in the financial markets and business environment, and similar significant changes in the global, political, security and competitive landscape, make it increasingly difficult for us to predict our revenue and earnings into the future. As a result, any revenue or earnings projections or economic outlook which we may give may be affected by such events or may otherwise turn out to be inaccurate.

Adverse conditions in the primary and secondary multifamily and commercial mortgage markets, as well as the general economy, could have a material adverse effect on our business, financial condition and results of operations.

Constraints in the primary and secondary mortgage markets in the past have had, and may in the future have, an adverse effect on our business, financial condition, and results of operations. Generally, increases in interest rates adversely affect the ability of our mortgage Lenders to close loans, and adverse economic trends limit the ability of our mortgage lenders to offer home loans other than low-margin conforming loans. Our businesses may experience a decline in demand for their offerings due to decreased borrower demand as a result of the conditions described above, now or in the future. The decreased borrower demand for mortgage refinancing typically leads to decreased traffic to our website and higher associated selling and marketing efforts associated with that traffic. While higher lender demand during these periods often leads to an increase in the amount lenders will pay per matched lead and higher revenue earned per borrower, increases in the amount lenders will pay per matched lead in this situation are limited by the overall cost models of our lenders, and our revenue earned per borrower can be adversely affected by the overall reduced demand for refinancing in a rising interest rate environment. Conversely, during periods with decreased interest rates, mortgage Lenders have less incentive to use our marketplaces, or in the case of sudden increases in borrower demand, our mortgage Lenders may lack the ability to support sudden increases in volume. Situations like this could have a material adverse effect on our business, financial condition, and results of operations.

Adverse conditions in the commercial real estate finance markets, or poor or uncertain macroeconomic conditions, could harm our business, financial condition, and results of operations.

Our business is dependent on the commercial real estate finance markets and the demand for the products offered by our financial services partners. Both our financial services partners and users may be affected by prevailing economic, political, market, health and social events or conditions. A decline in these conditions could impact our users and could reduce their demand for commercial property loans and other financial service products, which could ultimately impact our revenues. Similarly, during such conditions our financial services partners may tighten underwriting standards, and implement cost-reduction initiatives that reduce or eliminate marketing budgets and decrease spending on our platform. Any of these events could adversely affect our business, financial condition, and results of operations.

Seasonal fluctuations and other market data in the investment real estate industry could adversely affect our business and make comparisons of our quarterly results difficult.

Our revenue and profits have historically tended to be significantly higher in the second half of each year than in the first half of the year. This is a result of a general focus in the real estate industry on completing or documenting transactions by the calendar year-end and because certain of our expenses are relatively constant throughout the year. This historical trend can be disrupted both positively and negatively by major economic, regulatory, or political events impacting investor sentiment for a particular property type or location, current and future projections of interest rates and tax rates, the attractiveness of other asset classes, market liquidity and the extent of limitations or availability of capital allocations for larger institutional buyers, to name a few. As a result, our historical pattern of seasonality may or may not continue to the same degree experienced in the prior years and may make it difficult to determine, during the course of the year, whether planned results will be achieved, and thus to adjust to changes in expectations.

Our business has been and may in the future be adversely affected by restrictions in the availability of debt or equity capital as well as a lack of adequate credit and the risk of deterioration of the debt or credit markets and commercial real estate markets.

Restrictions on the availability of capital, both debt and/or equity, can create significant reductions in the liquidity and flow of capital to the commercial real estate markets. Severe restrictions in debt or equity liquidity as well as the lack of availability of credit in the markets we service can significantly reduce the volume and pace of commercial real estate transactions. These restrictions can also have a generally negative effect on commercial real estate prices themselves. Our business is particularly sensitive to the volume of activity and pricing in the commercial real estate market. This has had and may have a significant adverse effect on our business.

We cannot predict with any degree of certainty the magnitude or duration of developments in the credit markets and commercial real estate markets as it is inherently difficult to make accurate predictions concerning such macroeconomic movements that are beyond our control. This uncertainty limits our ability to plan for future developments. In addition, uncertainty regarding market conditions may limit the ability of other participants in the credit markets or commercial real estate markets to plan for the future. As a result, market participants may act more conservatively than they might in a stabilized market, which may perpetuate and amplify the adverse developments in the markets we serve. While business opportunities may emerge from assisting clients with transactions relating to distressed commercial real estate assets, there can be no assurance that the volume of such transactions will be sufficient to meaningfully offset the declines in transaction volumes within the overall commercial real estate market.

Any insurance coverage we have might not be sufficient and uninsured losses may occur.

We maintain minimum insurance coverage to protect us against a broad range of risks, at levels we believe are appropriate and consistent with current industry practice. Our objective is to exclude or minimize the risk of financial loss at a reasonable cost.

Nevertheless, we could still be subject to risks in the following areas, among others:

●	losses that might be beyond the limits, or outside the scope, of coverage of our insurance and that may limit or prevent indemnification under our insurance policies,

●	inability to maintain adequate insurance coverage on commercially reasonable terms in the future,

●	certain categories of risks are currently not insurable at a reasonable cost, and

●	no assurance of the financial ability of the insurance companies to meet their claim payment obligations.

Any one or more of these events could have an adverse effect on our business, financial position, profit, and cash flow.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities incurred, will cover any indemnification claims against us relating to any incident, will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

We rely on third-party service providers to support our platform and information technology systems.

We rely on third-party service providers to provide critical services that help us deliver our products and operate our business, including hosting our platform. These providers may support or operate critical business systems for us or store or process the same sensitive, proprietary, and confidential information we handle. We do not have a redundant network or rapid disaster recovery capabilities in most cases for the services provided by third-party service providers. These service providers may not have adequate security measures and could experience a security incident that compromises the confidentiality, integrity, or availability of the systems they operate for us or the information they process on our behalf. Such occurrences could adversely affect our business to the same degree as if we had experienced these occurrences directly and we may not have recourse to the responsible third-party service providers for the resulting liability we incur.

Any significant disruption to the infrastructure of our third-party service providers and/or any changes in our third-party service providers’ service levels may significantly impact our business operations, including making our platform unavailable to our users. A lengthy interruption in the availability of our platform would result in a loss of matches with our lenders and corresponding revenue, which would impact our operating results and cash flow. In addition, it would negatively impact search engine ranking, user experience and our reputation with our lenders. Furthermore, if any of our agreements with our third-party service providers are terminated, we may experience significant costs or downtime in connection with the transfer to, or the addition of, new hosting providers. Although alternative providers could host our platform on a substantially similar basis, such a transition could potentially be disruptive, and we could incur significant costs in connection therewith.

We rely on operating system providers to support our platform, and any disruption, deterioration or change in their services, policies, practices, guidelines or terms of service could have a material adverse effect on our business, financial condition and results of operations.

The success of our platform depends upon the effective operation of certain mobile operating systems, networks and standards that are run by operating system providers and app stores, or Providers. We do not control these Providers and, as a result, we are subject to risks and uncertainties related to the actions taken, or not taken, by these Providers.

Some of our products and services contain open-source software, which may pose particular risks to our proprietary software, products, and services in a manner that could negatively affect our business.

We use open-source software in our platform and anticipate continuing to use open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their software product to publicly disclose all or part of the source code of such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of certain open-source licenses to which we are subject have not been interpreted by the U.S. or foreign courts, and there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we develop using such software, which could include our proprietary source code or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer such source code to eliminate the use of such open-source software. This re-engineering process could require us to expend significant additional research and development resources, and we may not be able to complete the re-engineering process successfully. In addition to risks related to license requirements, the use of certain open-source software can lead to greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties, assurance of title or controls on the origin or operation of the open-source software, which are risks that cannot be eliminated, and could, if not properly addressed, negatively affect our business. We cannot be sure that all of our use of open-source software is in a manner that is consistent with our current policies and procedures or will not subject us to liability. Any of these risks could be difficult to eliminate or manage, and, if not addressed, would negatively affect our business, financial condition, and operating results.

We may not be able to continue to obtain licenses to third-party software and intellectual property on reasonable terms or at all, which may disrupt our business and harm our financial results.

We license third-party software and other intellectual property for use in connection with our platform, including for various third-party product integrations with our platform. Our third-party licenses typically limit our use of intellectual property to specific uses and include other contractual obligations with which we must comply. These licenses may need to be renegotiated or renewed from time to time, or we may need to obtain new licenses in the future. Third parties may stop adequately supporting or maintaining their offerings or they or their technology may be acquired by our competitors. If we are unable to obtain licenses to third-party software and intellectual property on reasonable terms or at all, the functionalities available through our platform may be adversely impacted, which could in turn harm our business. Further, if we or our third-party licensors were to breach any material term of a license, such a breach could, among other things, prompt costly litigation, result in the license being invalidated and or result in fines and other damages. If any of the following were to occur, it could harm our business, financial results, and our reputation.

We also cannot be certain that our licensors are not infringing the intellectual property rights of others or that our licensors have sufficient rights to the intellectual property to grant us the applicable licenses. Although we seek to mitigate this risk contractually, we may not be able to sufficiently limit our potential liability. If we are unable to obtain or maintain rights to any of this intellectual property because of intellectual property infringement claims brought by third parties against our licensors or against us, our ability to provide functionalities through our platform using such intellectual property could be severely limited and our business could be harmed. Furthermore, regardless of the outcome, infringement claims may require us to use significant resources and may divert management’s attention.

We are dependent on internet search engines, in particular, Google, to direct traffic to our websites and refer new users to our platform. If search engines’ algorithms, methodologies, or policies are modified or enforced in ways we do not anticipate, or if our search results page rankings decline for other reasons, traffic to our platform or user growth or engagement could decline, any of which would harm our business, financial condition, and results of operations.

We are dependent on internet search engines, primarily Google, to direct traffic to our platform, including our website. Search engines, such as Google, may modify their search algorithms and policies or enforce those policies in ways that are detrimental to us, and without prior notice to us. If that occurs, we may experience significant declines in the organic search ranking of our search results, leading to a decrease in traffic to our platform.  We have experienced declines in traffic and user growth as a result of these changes in the past and anticipate fluctuations as a result of such actions in the future.  Our organic website traffic increased more than 70% in 2023 compared to 2022, while we achieved approximately 100 million organic impressions on google over the last 12 months.

In addition, Google may take action against websites for behavior that it believes unfairly influences search results. Our ability to appeal these actions is limited, and we may not be able to revise our content strategies to recover the loss in domain authority, page rankings, traffic or user growth resulting from such actions. Any significant reduction in the number of users directed to our website or mobile application from search engines would harm our business, revenue, and financial results.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the internet and technology industries are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased, or have otherwise obtained. As we gain an increasingly high public profile, the possibility of intellectual property rights claims against us grows. Although we may have meritorious defenses, there can be no assurance that we will be successful in defending against these allegations or in reaching a business resolution that is satisfactory to us. Our competitors and others may now and in the future have patent portfolios that are used against us. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product or service revenue and against whom our patents may therefore provide little or no deterrence or protection. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to the assertion of their intellectual property rights. Any claim of infringement by a third-party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or from operating under our brand, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, results of operations and financial condition.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found or alleged to violate such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, results of operations and financial condition.

Our trademarks, copyrights, and other intellectual property could be unenforceable or ineffective.

Intellectual property is a complex field of law in which few things are certain. Competitors may be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors can bypass our trademark and copyright protection without obtaining a sub-license, the Company’s value will likely be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sub-licenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome, or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it, or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

Changes in government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could adversely impact our business.

Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

Compliance with these requirements may render it more difficult for us and our financial services partners to operate or may raise our internal costs or the costs of our financial services partners, which may be passed on to us through less favorable commercial arrangements. While we have endeavored to comply with applicable requirements, the application of these requirements to persons operating online is not always clear and the failure to comply with any such applicable requirements may require us to expend significant capital and resources to investigate and remedy the noncompliance and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Moreover, any of the licenses or rights currently held by us or our employees may be revoked prior to, or may not be renewed upon, their expiration. In addition, we or our employees may not be granted new licenses or rights for which they may be required to apply from time to time in the future.

Changes in the regulation of the internet, mobile carriers and their partners could negatively affect our business.

Our business is dependent on the continued growth and maintenance of the internet’s infrastructure, as well as our ability to market products through channels such as e-mail and voice and text messaging. There can be no assurance that the internet’s infrastructure will continue to be able to support the demands placed on it by sustained growth in the number of users and amount of traffic. To the extent that the internet’s infrastructure is unable to support the demands placed on it, our business may be impacted. We may also be disadvantaged by the adverse effect of any delays or cancellations of private sector or government initiatives designed to expand broadband access. The reduction in the growth of, or a decline in, broadband and internet access poses a risk to us.

In addition, federal, state, and international government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could adversely affect the demand for our products and services or require us to modify our products and services to comply with these changes. Laws, rules, and regulations governing advertising and e-commerce through internet communications and mobile carriers and their partners are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership, infringement, and misappropriation, concerning trade secrets, the distribution of electronic communications, marketing and advertising, data privacy and security, search engines and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could hinder growth in or negatively impact the use of the internet generally, including the viability of internet e-commerce, which could reduce our revenue, increase our operating expenses, and expose us to significant liabilities.

Security incidents or real or perceived errors, failures or bugs in our systems and platform could impair our operations, compromise our confidential information or our users’ personal information, damage our reputation and brand, and harm our business and operating results.

Our continued success depends on our systems, applications, and software continuing to operate and meet the changing needs of our customers and users and financial services partners. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services efficiently and securely. Like all information systems and technology, our platform may contain or develop material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or shutdown of our platform.

Operating our business and products involves the collection, storage, use and transmission of large volumes of sensitive, proprietary and confidential information, including financial and personal information, pertaining to our current, prospective and past users, as well as our staff, contractors, and business partners. The security measures we take to protect this information may be breached as a result of computer malware, viruses, social engineering, ransomware attacks, account takeover attacks, hacking and cyberattacks, including by state-sponsored and other sophisticated organizations. Such incidents have become more prevalent in recent years. Our security measures could also be compromised by our personnel, theft, or errors, or be insufficient to prevent exploitation of security vulnerabilities in software or systems on which we rely. Such incidents may in the future result in unauthorized, unlawful or inappropriate use, destruction or disclosure of, access to, or inability to access the sensitive, proprietary, and confidential information that we handle. These incidents may remain undetected for extended periods.

Because there are many different cybercrime and hacking techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches, react promptly or implement adequate preventative measures. While we have developed systems and processes designed to protect the integrity, confidentiality, and security of our and our users’ confidential and personal information under our control, we cannot assure you that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

A security breach or other security incident, or the perception that one has occurred, could result in a loss of confidence by both our users and financial services partners and damage our reputation and brand, reduce demand for our products, disrupt normal business operations, require us to expend significant capital and resources to investigate and remedy the incident and prevent a recurrence, and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies in our industry could create the perception among our users and financial services partners that our digital platform is not safe to use. Security incidents could also damage our IT systems and our ability to make the financial reports and other public disclosures required of public companies. These risks are likely to continue to increase as we continue to grow, process, store and transmit an increasingly larger and larger volume of data.

We collect, store, use and otherwise process personal information, including financial information and other sensitive data, which subjects us to governmental regulation and other legal obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our business.

We collect, store, use and process personal information and other user data, including financial information, credit report information and other sensitive information for our Registered Users. We rely on this data provided to us by users and third parties to offer, improve and innovate our products. If we are unable to maintain and grow such data, we may be unable to provide borrowers with a platform experience that is relevant, efficient, and effective, which could adversely affect our business, financial condition and results of operations.

There are numerous federal, state, and local laws and regulations regarding data privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which is changing and subject to differing interpretations. In addition, as we continue to expand internationally, we are subject to foreign data privacy and security laws and regulations. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws. We are also subject to the terms of our privacy policies and privacy-related obligations to third parties, and, given the recent change in administration, we expect a heightened level of scrutiny on the financial data we handle. These laws, regulations, and other obligations may be interpreted and applied in a manner that is inconsistent from one regulatory body to another and may conflict with other rules or our practices.

Most of the jurisdictions in which we operate have established their data privacy and security legal frameworks. Failure to comply with these laws can result in regulatory fines or penalties.

The California borrower Privacy Act (“CCPA”) created new data privacy rights for California-resident users that will be expanded when the CPRA, which was approved in November 2020, goes into effect. In addition, Virginia recently passed the borrower Data Protection Act, which will go into effect at the same time as CPRA and many other states are considering enacting privacy laws. These laws, as well as any associated regulations, may increase our operating costs and potential liability (particularly in the event of a data breach), delay or impede the development of new products, and have a material adverse effect on our business, including how we use information about individuals, our financial condition and the results of our operations or prospects.

Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and lenders to lose trust in us, which would have a material and adverse effect on our business. We may also be subject to remedies that may harm our business, including fines, demands or orders that we modify or cease existing or planned business practices.

Data breaches or incidents involving our technology or products could damage its business, reputation and brand and substantially harm its business and results of operations.

If the Company’s data and network infrastructure were to fail, or if the Company were to suffer an interruption or degradation of services or other infrastructure environments, it could lose important manufacturing and technical data, which could harm its business. The Company’s facilities, as well as the facilities of third parties that maintain or have access to the Company’s data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. If the Company’s or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, the Company’s ability to operate may be impaired and its business could be adversely affected. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact the Company’s operations. The Company’s infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that the Company experiences could result in unauthorized access to, misuse of or unauthorized acquisition of its internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in the Company’s operations or damage to the Company’s computer hardware or systems or those of its employees and customers. Moreover, negative publicity arising from these types of disruptions could damage the Company’s reputation.

Threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create a risk of cybersecurity incidents. These incidents can include but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, the Company may be unable to anticipate these incidents or techniques, timely discover them or implement adequate preventative measures.

Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. The Company’s network and storage applications may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications the Company develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to the Company’s systems or facilities through fraud, trickery or other forms of deceiving the Company’s employees, contractors and temporary staff. As cyber threats continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance its protective measures or to investigate and remediate any cybersecurity vulnerabilities. The Company does not currently have a cyber liability insurance policy and even if a policy is purchased, the Company cannot be certain that its coverage will be adequate for liabilities incurred or that insurance will continue to be available to it on economically reasonable terms, or at all.

The significant unavailability of the Company’s services due to attacks could cause users to cease using the Company’s services and materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company uses software that it has developed, which the Company seeks to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, the Company may not always be successful in executing these upgrades and improvements, which may occasionally fail its systems. The Company may experience periodic system interruptions from time to time. Any slowdown or failure of the Company’s underlying technology infrastructure could harm its business, reputation and ability to execute its business plan, which could materially adversely affect its results of operations. The Company’s disaster recovery plan or those of its third-party providers may be inadequate.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform, or have other adverse effects on our business. While we cannot assure the outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on our business. However, if one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing, and other attacks against online networks have become more prevalent and may occur on our systems in the future. We have implemented security measures, such as multi-factor authentication and security incident and event management tools. But any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, resulting in the misappropriation of funds, and be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. As cyber-attacks evolve, the cost of measures designed to prevent such attacks continues to increase, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

Service disruptions, outages and other performance problems can be caused by a variety of factors, including infrastructure changes, cyber-security threats, third-party service providers, human or software errors and capacity constraints. If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from target customers.

We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect our business and financial results.

Risks Related to Our Regulatory Environment

Our business may be subject to a variety of U.S. financial regulations, many of which are overlapping, ambiguous and still developing, which could subject us to claims or otherwise harm our business.

Aspects of our business may be subject to a variety of federal and state financial and other laws, including laws and state licensing requirements financial products and services, privacy and data security, investment advisory services, and other laws that are frequently evolving and developing. The scope and interpretation of such laws are often uncertain and may be conflicting or ambiguous. It is difficult to predict how existing laws, some of which were enacted before the widespread adoption of the internet and mobile devices, will be applied to our business and the new laws to which we may become subject. In addition, as our business grows into new markets or expands and we collect, use and share more user data internally and with financial services partners, we may become subject to additional laws and regulations.

If we are not able to comply with applicable financial and other laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or discontinue certain products or features, which would negatively affect our business. In addition, negative publicity resulting from regulatory actions against us or others in our industry could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business, financial condition and operating results.

Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs or requirements resulting in increased expenses.

In the ordinary course of business, we may be named as a defendant in various categories of legal actions, including class action lawsuits and other litigation. These legal actions are inherently unpredictable and, regardless of the merits of the claims, litigation is often expensive, time-consuming, disruptive to our operations and resources, and distracting to management. In addition, certain actions may include claims for indeterminate amounts of damages. Our involvement in any such matter also could cause significant harm to our or our lending partners’ reputations and divert management attention from the operation of our business, even if the matters are ultimately determined in our favor. If resolved against us, legal actions could result in excessive verdicts and judgments, injunctive relief, equitable relief, and other adverse consequences that may affect our financial condition and how we operate our business.

In addition, many participants in the consumer financial services industry have been the subject of putative class action lawsuits, state attorney general actions and other state regulatory actions, and federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices, violations of state licensing and lending laws, including state usury and disclosure laws, actions alleging discrimination based on race, ethnicity, gender or other prohibited bases, and allegations of noncompliance with various state and federal laws and regulations relating to originating, servicing, and collecting consumer finance loans and other consumer financial services and products. The current regulatory environment increased regulatory compliance efforts and enhanced regulatory enforcement have resulted in us undertaking significant time-consuming and expensive operational and compliance improvement efforts, which may delay or preclude our or our bank partners’ ability to provide certain new products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how we conduct our business and, in turn, have a material adverse effect on our business. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine assessed for each statutory and regulatory violation or substantial damages from class action lawsuits, potentially more than the amounts we earned from the underlying activities.

Some of our agreements used in the course of our business include arbitration clauses. If our arbitration agreements were to become unenforceable for any reason, we could experience an increase to our consumer litigation costs and exposure to potentially damaging class action lawsuits, with a potential material adverse effect on our business and results of operations. We contest our liability and the amount of damages, as appropriate, in each pending matter. The outcome of pending and future matters could be material to our results of operations, financial condition and cash flows, and could materially adversely affect our business.

In addition, from time to time, through our operational and compliance controls, we identify compliance issues that require us to make operational changes and, depending on the nature of the issue, result in financial remediation to impacted borrowers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of borrowers impacted and could generate litigation or regulatory investigations that subject us to additional risk.

We are subject to or facilitate compliance with a variety of federal, state, and local laws, including those related to consumer protection and loan financings.

We must comply with regulatory regimes or facilitate compliance with regulatory regimes on behalf of our bank partners that are independently subject to federal and/or state oversight by bank regulators, including those applicable to our referral and marketing services, consumer credit transactions, loan servicing and collection activities and the purchase and sale of whole loans and other related transactions. While these requirements will not immediately change with the incoming presidential administration, this new administration is expected to bring an increased focus on enforcement of federal consumer protection laws and appoint consumer-oriented regulators at federal agencies such as the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC). It is possible that regulators in the presidential administration could promulgate rulemakings and bring enforcement actions that materially impact our business and the business of our originating bank partners. These regulators may augment requirements that apply to loans facilitated by our platform, or impose new programs and restrictions, including new forbearance initiatives related to the COVID-19 pandemic, and could otherwise revise or create new regulatory requirements that apply to us (or our bank partners), impacting our business, operations, and profitability.

Internet-based loan origination processes may give rise to greater risks than paper-based processes and may not always be allowed under state law.

We use the internet to obtain application information and distribute certain legally required notices to lenders and borrowers, and obtain electronically signed loan documents instead of paper documents with actual borrower signatures. These processes may entail greater risks than would paper-based loan origination processes, including risk regarding the sufficiency of notice for compliance with consumer protection laws, the risk that borrowers may challenge the authenticity of loan documents, and risk that, despite internal controls, unauthorized changes are made to the electronic loan documents. In addition, our software could contain “bugs” that result in incorrect calculations or disclosures or other non-compliance with federal or state laws or regulations. If any of those factors were to cause any loans, or any of the terms of the loans, to be unenforceable against the borrowers, or impair our ability to service loans, the performance of the underlying promissory notes could be adversely affected.

If we are found to be operating without having obtained the necessary state or local licenses, our business, financial condition, and results of operations could be adversely affected.

Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activities regarding consumer finance transactions, including facilitating and assisting such transactions in certain circumstances. Furthermore, certain states and localities have also adopted laws requiring licensing for consumer debt collection or servicing and/or purchasing or selling consumer loans. While we believe we have or will be able to acquire all necessary licenses, the application of some consumer finance licensing laws to our platform and the related activities we perform are unclear. In addition, state licensing requirements may evolve, including, in particular, recent trends toward increased licensing requirements and regulation of parties engaged in loan solicitation and student loan servicing activities. States also maintain licensing requirements about the transmission of money, and certain states may broadly interpret such licensing requirements to cover loan servicing and the transmission of funds to investors. If we were found to have violated applicable state licensing requirements by a court or a state, federal, or local enforcement agency, we could be subject to fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties and other penalties or consequences, and the loans originated by our bank partners on our platform could be rendered void or unenforceable in whole or in part, any of which could have a material adverse effect on our business.

Our use of generative artificial intelligence tools may pose particular risks to our proprietary software and systems and subject us to legal liability.

We use generative AI tools in our business and expect to use generative AI tools in the future. We have no formal policy regarding use of generative AI and have taken a discretionary-based approach with respect to our employee’s use of generative AI tools. Although we have guidelines with respect to our employees’ use of generative AI tools that encourage the review of certain use cases at the executive level, we do not have processes in place to track and evaluate our employees’ use of generative AI tools and cannot guarantee that all uses will be in accordance with our guidelines.

Generative AI tools producing content which can be indistinguishable from that generated by humans is a relatively novel development, with benefits, risks, and liabilities still unknown. Recent decisions of governmental entities and courts (such as the U.S. Copyright Office, U.S. Patent and Trademark Office, and U.S. Court of Appeals for the Federal Circuit) interpret U.S. copyright and patent law as limited to protecting works and inventions created by human authors and inventors, respectively. We are therefore unlikely to be able to obtain U.S. copyright or patent protection for works or inventions wholly created by a generative AI tool, and our ability to obtain U.S. copyright and patent protection for source code, text, images, inventions or other materials, which are developed with some use of generative AI tools may be limited, if available at all. Likewise, the availability of such IP protections in other countries is unclear. As a result, we could have no remedy if third parties reused those same materials, or similar materials, also generated by AI tools. In addition, we may have little or no insight into the third-party content and materials used to train third party generative AI tools, or the extent of the original works which remain in the outputs. As a result, we may face claims from third parties claiming infringement of their intellectual property rights, or mandatory compliance with open-source software or other license terms, with respect to software, or other materials or content we believed to be available for use, and not subject to license terms or other third-party proprietary rights. We could also be subject to claims from the providers of the generative AI tools, if we use any of the generated materials in a manner inconsistent with their terms of use. Any of these claims could result in legal proceedings and could require us to purchase a costly license, comply with the requirement of open source software license terms, or limit or cease using the implicated software, or other materials or content unless and until we can re-engineer such software, materials, or content to avoid infringement or change the use of, or remove, the implicated third party materials, which could reduce or eliminate the value of our technologies and services. Any use of generative AI tools to develop source code may also present additional security risks because the generated source code may have been modelled from publicly available code, or otherwise not subject to all of our standard internal controls, which may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on the code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

Risks Related to Taxation

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: a) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals, and b) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

We are subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could negatively affect our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates and judgments are reasonable, the ultimate tax outcome may differ from the amounts recorded in our consolidated financial statements and may have a material effect on our operating results and financial condition.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations. For example, the Tax Cuts and Jobs Act passed in 2017 (the “Tax Act”) contained significant changes to U.S. tax law, including a reduction in the corporate tax rate and a moved towards a new territorial system of taxation. The primary impact of the Tax Act on our provision for income taxes was a reduction of the future tax benefits of our deferred tax assets as a result of the reduction in the corporate tax rate. The impact of the Tax Act may be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our effective tax rate and harm our business, financial condition and results of operations.

We are subject to taxes in the United States under federal, state and local jurisdictions in which we operate. The governing tax laws and applicable tax rates vary by jurisdiction and are subject to interpretation and macroeconomic, political or other factors. We may be subject to examination in the future by federal, state and local authorities on income, employment, sales and other tax matters. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority would not have an adverse effect on our business, financial condition and results of operations. Various tax authorities may disagree with tax positions we take and if any such tax authorities were to successfully challenge one or more of our tax positions, the results could adversely affect our financial condition. Further, the ultimate amount of tax payable in a given financial statement period may be impacted by sudden or unforeseen changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. The determination of our overall provision for income and other taxes is inherently uncertain as it requires significant judgment around complex transactions and calculations. As a result, fluctuations in our ultimate tax obligations may differ materially from amounts recorded in our consolidated financial statements and could adversely affect our business, financial condition and results of operations in the periods for which such determination is made.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business. In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative actions to increase tax revenue, including through indirect taxes. Such taxes could adversely affect our financial condition and results of operations.

We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our consolidated financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our consolidated financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Risks Relating to this Offering and Ownership of Our Securities

Our CEO and Chairman will have control over key decision-making as a result of his control of a majority of our voting shares.

Blake Janover, the Company’s Chief Executive Officer and Chairman, currently owns 10,000 shares of our Series A Preferred Stock, representing 100% of the outstanding shares of Series A Preferred Stock. Generally, the Series A Preferred Stock votes together with the common stock unless otherwise prohibited by law, and is entitled to 10,000 votes per share. Mr. Janover’s ownership of Series A Preferred Stock as well as his ownership of our common stock will provide him with approximately 96.22% of the voting power of the Company’s outstanding voting securities as of March 28, 2024.  As a result, Mr. Janover will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Janover will have the ability to control the management and affairs of the Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Janover controls the Company at the time of his death, control may be transferred to a person or entity that he designates as his successor. Mr. Janover also serves as the Chairman of the Company’s Board of Directors. As a board member and officer, Mr. Janover owes a fiduciary duty to the Company and must act in good faith in a manner he reasonably believes to be in the best interests of the Company. As a beneficial stockholder, even a controlling beneficial stockholder, Mr. Janover is entitled to vote his shares, and shares over which he has voting control in his interests, which may not always be in the interests of our stockholders generally. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive you of an opportunity to receive a premium for your common stock as part of a sale, and might ultimately affect the trading price of our common stock.

We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.

On July 16, 2024, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s Minimum Bid Price Requirement. We have until January 13, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 13, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our common stock will become subject to delisting. In the event that we receive notice that our common stock is being delisted, the Nasdaq listing rules permit us to appeal a delisting determination by Nasdaq to a hearings panel.

We intend to continue to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. However, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules. Failure to meet applicable Nasdaq Listing Rules, and any resultant de-listing of our common stock from Nasdaq could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing or limiting us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Lastly, if we cannot comply with the Nasdaq Listing Rules, our common stock would be subject to delisting and would likely trade on the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. As a result, the market price of our common stock may be depressed, and you may find it more difficult to sell our common stock.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $1,585,764 worth of shares being offered under this prospectus will be sold or the price at which any such shares might be sold, assuming that an aggregate of 1,761,960 shares of our common stock are sold during the term of the ATM Sales Agreement with R.F. Lafferty, in each case, for example, at a price of $0.90 per share, which was the reported sale price of our common stock on the Nasdaq Capital Market on July 10, 2024 (greatest closing stock price over the past 60 days), upon completion of this offering, based on our shares outstanding as of August 26, 2024, we will have an aggregate of 12,944,183 shares of common stock, assuming no exercise or settlement, as the case may be, of our outstanding stock options, restricted stock units and warrants. A substantial majority of the outstanding shares of our common stock are, and all the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of August 26, 2024, there were outstanding (i) options to purchase an aggregate of 421,989 shares of our common stock at a weighted average exercise price of $2.65 per share, (ii) restricted stock units to acquire up to an aggregate of 295,000 shares of our common stock, and (iii) warrants to purchase 70,625 shares of our common stock at an exercise price of $4.40 per share. The shares of our common stock issuable upon exercise or settlement of these options, restricted stock units, and warrants may be immediately eligible for resale in the open market. Such sales, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with our acquisitions, collaborations, or arrangements or in connection with other growth and/or financing efforts.

Moreover, if we issue options, performance stock units, restricted stock units, warrants or other securities to purchase or acquire our common stock in the future and those options, performance stock units, restricted stock units, warrants or other securities are exercised, converted or settled you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

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Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

We may not be able to maintain a listing of our common stock on Nasdaq.

We must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of Nasdaq’s continued listing standards or we violate Nasdaq listing requirements, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment, and would leave to us terminating the current, or any future, at-the-market offering(s).

Purchasers in the offering will suffer immediate dilution.

If you purchase our securities in this offering, the value of your shares based on our pro forma net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At an assumed public offering price of $0.99 per share, which represents the high end of the offering price range herein, purchasers of common stock in this offering will experience immediate dilution of approximately $0.46 per share, representing the difference between the assumed public offering price per share in this offering and our pro forma as adjusted net tangible book value per share as of June 30, 2024, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, and after deducting estimated offering expenses, including placement agent fees, payable by us.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the ATM Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Sales Agreement. The number of shares of our common stock that are sold through the Sales Agents will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our ATM Sales Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of Offered Shares under this offering for marketing and advertising expenses and general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes, and we cannot specify with certainty how we will use the net proceeds. See “Use of Proceeds”. Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock, which may decrease in value.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our issuance of additional shares of preferred stock could adversely affect the market value of our common stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

The market price, trading volume and marketability of our securities may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through future equity financings.

The market price and trading volume of our securities may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through equity financings. These factors include the following:

●	actual or anticipated variations in our periodic operating results,

●	increases in market interest rates that lead investors of our securities to demand a higher investment return,

●	changes in earnings estimates,

●	changes in market valuations of similar companies,

●	actions or announcements by our competitors,

●	adverse market reaction to any increased indebtedness we may incur in the future,

●	additions or departures of key personnel,

●	actions by stockholders, and

●	speculation in the media, online forums, or investment community.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, especially once we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. In addition, we expect that our management and other personnel will need to divert their attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We also expect that being a public company will make it more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage, incur substantially higher costs to obtain coverage or only obtain coverage with a significant deductible. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If notwithstanding our efforts, we fail to comply with new laws, regulations and standards or our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

We are an “emerging growth company” and a "smaller reporting company" and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make it more difficult to compare our performance with other public companies and make our common stock less attractive to investors.

We are an “emerging growth company” as defined under the Section 2(a) of the Securities Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, emerging growth companies can delay the adoption of certain new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make a comparison of our financial statements with those of other public companies more difficult. We may take advantage of these exemptions for so long as we are an “emerging growth company.” We cannot predict if investors will find our common stock less attractive to the extent that we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by nonaffiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparisons of our consolidated financial statement with other public companies difficult or impossible.

Future sales of our securities may affect the market price of our securities.

We cannot predict what effect, if any, future sales of our securities, or the availability of securities for future sale, will have on the market price of our securities. Sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our securities and may make it more difficult for you to sell your securities at a time and price which you deem appropriate.

You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation and our 2021 Equity Incentive Plan authorize us to reserve and allocate shares of our common stock on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 659,824 shares of common stock for issuance under our 2021 Equity Incentive Plan subject to adjustment in certain events. Any common stock that we issue, including under our 2021 Equity Incentive Plan or other equity incentive plans that we may adopt in the future, could dilute the percentage ownership held by the investors in our common stock.

In September 2023, the Board of Directors adopted the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), effective as of September 29, 2023. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards and (v) performance awards. The 2023 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board reserved 1,500,000 shares of common stock issuable upon the grant of awards, which includes the 659,824 shares reserved per the 2021 Plan noted above. Stock options and restricted stock units comprise all of the awards granted since the 2023 Plan’s inception.

We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your securities and diluting your interest in us. In addition, we can change our leverage strategy from time to time without the approval of holders of our common stock, which could materially adversely affect the market share price of our securities.

Our potential future earnings and cash distributions to our stockholders may affect the market price of our securities.

Generally, the market price of our securities may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our securities may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our stockholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our securities. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our securities.

If shares of our common stock were deemed to be considered a penny stock, U.S. broker-dealers may be discouraged from effecting transactions in our securities.

Our securities may be subject to the penny stock rules under the Exchange Act. The SEC rules define a “penny stock,” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks are required to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that before a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our securities. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our securities. As long as our securities are subject to the penny stock rules, the holders of our securities may find it more difficult to sell their securities and cause a decline in the market value of our stock.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware and will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

The market price of shares of our common stock and trading volume could decline if equity or industry analysts do not publish research or publish inaccurate or unfavorable research about our business.

The trading market for our common stock will depend in part on the research and reports that equity or industry analysts publish about us or our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

General Risk Factors

We may make decisions based on the best interests of our users to build long-term trust that may result in us forgoing short-term gains.

One of our fundamental values is to build our business by making decisions based on the best interests of our users, which we believe has been essential to our success in building user trust in our platform and increasing our user growth rate and engagement. We believe this best serves the long-term interests of our company and our stockholders. In the past, we have forgone, and we may in the future continue to forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our platform and our users, even if such decisions adversely affect our results of operations in the short term. For example, we do not use impression-based advertising on our platform (i.e., where payment is based on digital views or engagement), we publish editorial content on topics that do not generate revenue for us.

We have less experience operating in some of the newer market verticals to which we have expanded.

We have explored and have expanded into new verticals including small and medium business (“SMB”) loan products, software as a service, with the acquisition of Groundbreaker, and commercial insurance, with the newly formed company, Janover Insurance Group Inc. We do not have as much experience with these newer verticals as we do with the other more established verticals on our platform. Accordingly, newer verticals may be subject to greater risks than the more established verticals on our platform.

The success of our entry into new verticals will depend on several factors, including:

●	Implementing in a cost-effective manner product features expected by borrowers and financial services providers;

●	Market acceptance of an intermediary by borrowers and financial services providers;

●	Offerings by current and future competitors;

●	Our ability to attract and retain management and other skilled personnel;

●	Our ability to collect amounts owed to us from our financial services partners;

●	Our ability to develop successful and cost-effective marketing campaigns; and

●	Our ability to timely adjust marketing expenditures to changes in demand for the underlying products and services offered by our financial services partners in these newer verticals.

Our results of operations may suffer if we fail to successfully anticipate and manage these issues associated with expansion into new verticals.

We may not be able to expand into new markets.

While a key part of our business strategy is to engage users in our existing markets, we also intend to expand our operations into new markets. In doing so, we may incur losses or otherwise fail to enter new markets successfully. Our expansion into new markets may place us in unfamiliar competitive environments and involve various risks, including competition, government regulation, the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years or at all. Many factors could negatively affect our ability to grow our user base and engagement, including if:

●	we lose users to new market entrants and/or existing competitors;

●	we do not obtain regulatory approvals necessary for expansion into new verticals, geographies or to launch new product features and tools;

●	we fail to effectively use search engines, social media platforms, digital app stores, content-based online advertising, and other online sources for generating traffic to our platform;

●	our platform experiences disruptions or outages;

●	we suffer reputational harm to our brand including from negative publicity, whether accurate or inaccurate;

●	we fail to expand geographically;

●	we fail to offer new and competitive products, provide effective updates to our existing products or keep pace with technological improvements in our industry;

●	technical or other problems frustrate the user experience;

●	we are unable to address user concerns regarding the content, privacy, and security of our digital platform;

●	we are unable to continue to innovate and improve our platform by generating compelling content and tools;

●	existing or new financial services providers use incentives to directly cross-sell their products, reducing borrower benefits of using multiple providers; or

●	we are unable to successfully launch new verticals.

Our inability to overcome these challenges could impair our ability to engage users and could harm our business, operating results, and financial condition.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic diseases may adversely affect our business, financial condition or results of operations. The potential impact of a natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The extent and severity of these natural disasters determine their effect on a given economy. Although the long-term effect of diseases such as the COVID-19 “coronavirus,” H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in our market could adversely affect our business, financial condition and results of operations, and timely reporting obligations under the current offering. We cannot assure you that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

Failure to maintain our reputation and brand recognition and attract and engage users cost-effectively would harm our business, financial condition, and results of operations.

To attract borrowers to our platform, convert these borrowers into matches with financial services partners and generate repeat visits, we must market our platform and maintain borrower trust. Promoting and maintaining our brand requires the expenditure of considerable money and resources for online and offline marketing and advertising, the continued provision of high-quality products and services that meet user needs, the ability to maintain borrowers’ trust, and the ability to successfully differentiate our brand, products, and services from those of our competitors.

The strength of our brand may be harmed by adverse publicity from many sources. Adverse publicity and the potential corresponding impact on our reputation may be accelerated and amplified by the widespread use of social media platforms. Furthermore, adverse publicity, from legal proceedings against us or our business, including governmental proceedings and borrower class action or other litigation, or the disclosure of information from security breaches or other incidents, could negatively impact our reputation and our brand, which could materially and adversely affect our business and financial condition and results of operations. In addition, the actions of our third-party marketing partners who engage in advertising on our behalf could negatively impact our reputation and our various brands.  The failure of our business to maintain or enhance its reputation and brand recognition and attract and retain borrowers cost-effectively could materially and adversely affect our business, financial condition and results of operations.

Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. The information posted, may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $1,585,764 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes and working capital.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

PLAN OF DISTRIBUTION

We have entered into an “At the Market Offering” Agreement, dated August 1, 2024 with R.F. Lafferty & Co., Inc. under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,585,764 from time to time through the Sales Agent. Any such sales will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock in the United States or to or through a market maker.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, subject to the terms and conditions of the Sales Agreement, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Capital Market following each day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Sales Agent with respect to the sales. The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made, or such shorter settlement cycle that is in effect under Exchange Act Rule 15c6-1 from time to time. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

We will pay the Sales Agent a commission equal to 2.5% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $35,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $45,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

In connection with the sale of the shares of common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The Sales Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP New York, New York. Lucosky Brookman LLP is acting as counsel to R.F. Lafferty & Co., Inc. in this offering.

EXPERTS

dbbmckennon, an independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of dbbmckennon, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://janover.co/. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement and in the accompanying prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC after the date of the accompanying prospectus will automatically be deemed to update and supersede information contained in this prospectus supplement and the accompanying prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus: supplement and the accompanying prospectus

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, and June 30, 2024, filed with the SEC on May 14, 2024 and August 13, 2024, respectively;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 11, 2024, February 15, 2024, March 28, 2024, May 14, 2024, and July 19, 2024 to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A filed with the SEC on July 19, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus are a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of the accompanying prospectus but prior to the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with rules of the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Attention: Bruce S. Rosenbloom, Chief Financial Officer

$1,585,764

Common Stock

Janover Inc.

PROSPECTUS SUPPLEMENT

R.F. Lafferty & Co., Inc.

August 27, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee	$7,380
FINRA filing fee	$8,000
Legal fees and expenses	$60,000
Printing fees and expenses	$2,000
Accounting fees and expenses	$6,500
Transfer agent fees and expenses	$1,000
Warrant agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous fees and expenses	*
Total	$84,880

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

Item 16. Exhibits.

Exhibit Number	Description
1.1##	At the Market Offering Agreement, dated August 1, 2024, by and between R.F. Lafferty & Co., Inc. and the Registrant.
3.1	Amended and Restated Certificate of Incorporation of Janover Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).
3.2	Series A Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).
3.4	Certificate of Amendment, effective June 8, 2023, to Amended and Restated Certificate of Incorporation for 1-for-6.82 Reverse Stock Split (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).
4.1*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock.
4.2##	Form of Senior Indenture.
4.3##	Form of Subordinated Indenture.
4.4*	Form of Debt Security.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
4.7*	Form of Unit Agreement.
5.1##	Opinion of Sichenzia Ross Ference Carmel LLP relating to the base prospectus.
5.2##	Opinion of Sichenzia Ross Ference Carmel LLP relating to the ATM prospectus.
23.1#	Consent of dbbmckennon dated August 27, 2024.
23.2##	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
107##	Filing Fee Table.

#	Filed herewith.
##	Previously filed.
*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, Florida, on August 27, 2024.

JANOVER INC.

By:	/s/ Blake E. Janover
Blake E. Janover
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Blake E. Janover and Bruce S. Rosenbloom, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Blake E. Janover	Chairman of the Board,	August 27, 2024
Blake E. Janover	Chief Executive Officer, and President
(Principal Executive Officer)

/s/ Bruce S. Rosenbloom	Chief Financial Officer	August 27, 2024
Bruce S. Rosenbloom	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Caragol	Director (Independent)	August 27, 2024
William Caragol

/s/ Samuel Haskell	Director (Independent)	August 27, 2024
Samuel Haskell

/s/ Marcelo Lemos	Director (Independent)	August 27, 2024
Marcelo Lemos

/s/ Ned L. Siegel	Director (Independent)	August 27, 2024
Ned L. Siegel